INVESTMENT BANKING ENGAGEMENT
                                    AGREEMENT


AGREEMENT made this 3rd day of May, 2000, by and between. Affiliated Resources Corporation, a Colorado corporation with principal offices at 3050 Post Oak Blvd., Suite 1080, Houston, TX 77 56, (the Client), and International Investment Banking, Inc., a Florida corporation with principal offices at 2101 West S.R. 434, Suite 221, Longwood, FL 32779, (IIBI)

                                   WITNESSETH

WHEREAS, the Client is engaged in the sale, distribution and licensing of various products, service and/or technologies throughout the United States, and the Client desires to improve and grow its operations, and

WHEREAS, the Client desires to secure the efforts of a firm capable of performing investment banking services, developing strategic plans, finding viable candidates for acquisitions and mergers (Candidates), and other related services, and

WHEREAS, IIBI represents that it is knowledgeable in the Investment Banking industry, and is willing and capable of performing the services stated herein including providing a shell corporation, if desired by Client, and producing viable acquisition and/or merger candidates, and assist in engaging other Associate firms which shall provide specific services to the Client under separate agreement.

NOW THEREFORE, by reason of these premises and in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.0  DEFINITIONS:

1.1     Investment  Banking  Services:     IIBI  is  not  licensed as a stock or
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securities  broker and is not in the business of selling stocks or securities or advising as to the investment viability or worth of stocks or securities. It is the responsibility of IIBI to obtain advice of counsel and approve all materials published by IIBI to ensure compliance with Federal and State securities laws applicable to the activities, which it undertakes on behalf of the Client.

1.2     Independent Contractor:     IIBI is a corporation and shall provide said
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services as an independent contractor, and not as an employee or agent of Client or of any company affiliated with Client. IIBI has no authority to bind Client or any affiliate of Client to any legal action, contract, agreement, or purchase, and unless such action can be construed to be made in good faith or with the acceptance of Client; it shall become the sole responsibility of IIBI. IIBI shall be solely responsible for any Federal, State or local taxes on payments made to IIBI, and should Client for any reason be required to pay taxes at a later date, IIBI shall reassure such payment is made by IIBI and not by Client. IIBI shall be responsible for the compensation payments and any taxes of any individual that it assigns to work with the Client on its behalf and herein holds Client harmless for any and all such payments and responsibilities related hereto.

2.0  APPOINTMENT  OF  FIRM:

2.1 The Client hereby appoints IIBI, on a sole and exclusive basis, to promote the Client's corporate interest and provides the services outlined in
Section  3.0,  under  the  terms  and  conditions  set  forth  herein.

2.2 IIBI acknowledges that it shall have no right to or interest in any tradenames or trademarks of the Client, but may refer to applicable tradenames or trademarks provided that all such references are in conformance with the Client's requirements regarding their use.

2.3 The term of this Agreement will be for a period of two (2) years from the date first set above, and will automatically renew for succeeding like periods unless terminated under Section 7 of this Agreement.

2.4 The Client certifies that it is unencumbered to enter into this exclusive Agreement, hereby grants immunity to IIBI and will hold IIBI harmless from all suits by the Client or against the Client under any and all present and future actions, except for negligent acts or to the extent that the exercise of such actions are authorized by this Agreement and is required for IIBI's performance hereunder.

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                                                       INT.          INT.

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2.5     The  Client  shall promptly disclose to IIBI in confidence all pertinent information concerning the Company and its products and services, financial position, plans, etc., and shall from time to time provide IIBI with such additional information as the Client or IIBI may believe to be of value to IIBI in performing its obligations under this Agreement. As part of this initial disclosure of information by the Client, the Client shall provide IIBI with Documentation containing its financial statements for the last three years, and projected financial information or budgets, a complete description of its products or services, and disclosure of any plans or planning documents that the Client has developed.

3.0  SERVICES  TO  BE  PERFORMED

3.1     IIBI  shall  perform  the  following  services::

1) Guidance in the development of a strategic business plan and marketing plans for the purpose of guiding the growth of the Client.

2) Serving as counsel to management and the Board of Directors in developing the proper strategy for working with the Client Investor Relations group. IIBI will also assist in overseeing the production of TV, Radio and Media presentations for the Client.

3) IIBI will design and implement an Advisory Board for Client. Donald A. Mitchell, Chairman and CEO of IIBI will serve on the Advisory Board

4) IIBI will design a financing package commensurate with the financial requirements of Client. This financing plan may involve a combination of Equity, Debt, Lines of Credit and other Bank Instruments as dictated by the needs of Client in the Strategic Business and Marketing Plan.

5) IIBI will generally be at the disposal of the Client to answer questions and advise on any financial or strategic issues that may come before or affect the Client.

6) IIBI will perform any additional transactional services that may be contained in Addendum A and/or B of this Agreement and hereby made a part of this Agreement.

7) IIBI will provide for the use of their securities counsel to review and prepare any registration that may be mutually deemed necessary to register securities and create free trading shares.

8) IIBI will assist in reviewing and managing the preparation an offering of unto Eight Million Dollars ($ 8,000,000) in preferred shares, convertible preferred or convertible debentures, and will assist in getting the offering sold.

4.0     OBLIGATION  OF  IIBI:

4.1 IIBI agrees to perform the services herein described and to make its best efforts in finding potential Merger and Acquisition Candidates for the Client, initiating direct contact with such parties, determining if there is an interest, and establishing that they qualify, based upon criteria provided by the Client.

4.2 IIBI shall then determine and implement the course of action most suitable to the overall financial objectives of the Client and in accordance with guidelines and policies established by the Client.

4.3 During the term of this Agreement, the Client will negotiate in good faith with Candidates brought to its attention by IIBI. The Client shall keep IIBI informed of any arrangements on existing issues, which would preclude negotiation with Candidates. All terms and conditions of any agreement, merger, acquisition, license or other working relationship with a Candidate will be at the sole discretion of the Client.

4.4 IIBI agrees to devote the time, attention, knowledge, and skill necessary to carry out its responsibility as it pertains to the work encompassed or envisioned by this Agreement, and the Client shall be entitled to all the benefits, or other issues derived from or incident to any and all work, services and advice of IIBI. IIBI expressly agrees not to represent, directly or indirectly, in any form, fashion or manner any other business or allied trade similar to that of the Client's during the term of this Agreement, without the written consent of the Client.

5.0  CONFIDENTIALITY:

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                                                       INT.          INT.

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5.1     IIBI  and  the Client agree that the parties will not at any time, or in any fashion or manner divulge, disclose or otherwise communicate to any person or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of the other. This includes method of operation, or plans, processes, or other data of any kind or nature that they know or should have known is confidential and not already information that resides in the public domain.

5.2 Both the Client and IIBI expressly agree that confidentiality of these matters is extremely important and gravely affect the successful conduct of their businesses, and its goodwill, and that any breach of the terms of this section  is  a  material  breach  of  this  Agreement.

6.0  COMPENSATION:

6.1     IIBI  services  will  be  paid  by  Client  as  follows:

a) In consideration of the production of a Business Plan, the Client agrees to pay IIBI Five Thousand Dollars ($5,000.00) plus reimbursement of ordinary, out of pocket expenses. The payments is due upon receipt of the first funding to be received by the Client by any financial source after execution of IIBI's standard Consulting Agreement.

b) In consideration of IIBI being engaged as Client's Investment Banking firm, Client agrees to pay IIBI an initial fee of 1,000,000 shares of Affiliated Resources Corporation's common stock upon signing of this Agreement.

c) An additional 700,000 shares will be paid to IIBI upon the successful completion of a securities registration that both parties mutually agree is necessary to clear up all remaining un-registered shares and make them free-trading.

d) An additional 500,000 shares will be paid to IIBI as a fee for managing an offering of up to $ 8,000,000. These shares shall be paid out to IIBI in four equal 125,000 share payments spread equally over the estimated time frame of the raise in advance. Client shall reimburse IIBI for all reasonable out of pocket cost related to this rise and shall pay any earned commissions to registered broker/dealers who participate in this raise.

e) Any other compensation as set forth in Addendum A and/or B where applicable.

7.0  TERMINATION:

7.1 The Client and/or IIBI have the right to terminate this Agreement at any time beginning in the thirteenth (13th) month of the Agreement with 60 days written notice. If the Client gives the termination notice, all payment due to the termination date shall be paid immediately.

7.2 This Agreement may also be terminated by the mutual consent of the parties, but may not be terminated by the Client without cause during the first twelve (12) months. Regardless of the reason of termination of this Agreement, IIBI and the Client agree to continue to observe the terms and conditions of
Section  5  of  this  Agreement.

8.0  ASSIGNMENT:

8.1 This Agreement may be assigned by IIBI to any other qualified party, as long as, all the terms of this Agreement shall be observed by the assignee.

9.0  ENTIRE  AGREEMENT:

9.1 This written Agreement contains the sole and entire agreement between the parties. It supersedes any and all other agreements by and between the parties. The parties acknowledge and agree that neither has made any representation with respect to the subject matter of this Agreement or induced in any way the execution and delivery of this Agreement except as expressly stated in the terms of this Agreement. The parties further acknowledge that any previous statements or representations made by either party to the other are now null and void and of no effect.

10.0  MODIFICATION:

10.1 No waiver or modification of this Agreement or any of its terms, including modifications of the provisions of this section shall be valid unless in writing and signed by both parties.

11.0  ARBITRATION:

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                                                       INT.          INT.
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11.1     The  parties  agree  that  disputes  arising  out  of  the execution or interpretation of this Agreement shall be arbitrated under the rules of the American Arbitration Association. If legal action is taken to enforce this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees, interest, if applicable, plus arbitration cost for the expense of collection or defense of the action at the discretion of the arbitrator(s).

12.0  MISCELLANEOUS  PROVISIONS:

1.2.1 Counterparts. This Agreement may be executed simultaneously in three or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

1.2.2     Law.   This  Agreement is made in and shall be construed in accordance with  the  laws  of  the  State  of  Florida.  Venue  shall be in Boca, Florida.

12.3 Severability. In the event that any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

12.4 Term. The term of this Agreement shall run for two years from the date of this Agreement, unless terminated under Section 7. herein

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, personal representatives, successors and assigns.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTERNATIONAL  INVESTMENT  BANKING,  INC. AFFILIATED  RESOURCES CORPORATION
BY  :                                     BY:

__________________________                ____________________________
  Donald  A.  Mitchell,  CEO              Peter  Vanucci,   CEO

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                                                       INT.          INT.